UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549
____________________

FORM 8-K
____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2019
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Libbey Inc.
(Exact name of registrant as specified in its charter)
________________________

Delaware	1-12084	34-1559357
(State of incorporation)	(Commission File Number)	(IRS Employer identification No.)

300 Madison Avenue Toledo, Ohio	43604
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (419) 325-2100
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)On March 10, 2019, the Board of Directors (the “Board”) of Libbey Inc. (“we” or the “Company”) appointed Michael P. Bauer to become the Company’s new Chief Executive Officer, succeeding William A. Foley, who is retiring as Chief Executive Officer effective March 24, 2019. Mr. Bauer will join the Company as Chief Executive Officer on March 25, 2019.

In addition, the Board has elected Mr. Bauer as a member of the Board effective on March 25, 2019. Mr. Bauer will be a member of Class I of the Board. Mr. Foley will remain as executive chairman of the Board, and John C. Orr will remain as lead independent director. The Board will review Mr. Foley’s role as executive chairman within the next year.
On March 12, 2019, the Company issued a press release announcing Mr. Foley’s retirement as CEO and appointment as executive chairman, and Mr. Bauer’s appointment as CEO and a member of the Board. A copy of the press release is attached as Exhibit 99.1 and is incorporated by reference.
(b)Mr. Bauer will be paid an initial base annual salary of $675,000, and he will be eligible to earn an annual cash incentive award under our Senior Management Incentive Plan (SMIP) in a target amount equal to 100% of his eligible annual earnings. Mr. Bauer will be eligible to earn up to 200% of the target award based on company and individual performance. He also will participate in the Company’s Long-Term Incentive Plan (LTIP), with his target award being equal to 225% of his annual base salary. For 2019, his target award will consist of two components: (a) a performance-based award of cash, representing 50% of the target award, based on company performance during the 2019-2021 performance cycle, and (b) 116,827 restricted stock units (RSUs) that are scheduled to vest in equal installments on March 25, 2020, March 25, 2021 and March 25, 2022, respectively. With respect to the performance cash award, the award will be prorated to reflect the portion of the performance cycle during which he is employed and will be payable if and to the extent earned over the 2019-2021 performance cycle. Mr. Bauer’s prorated target performance cash award for the 2019-2021 performance cycle is $696,094. Mr. Bauer will be eligible to earn up to 200% of the target performance cash award based on performance. Mr. Bauer also will be eligible to earn prorated performance cash awards under the LTIP with respect to the 2017-2019 performance cycle and the 2018-2020 performance cycle. Mr. Bauer’s prorated target performance cash awards for the 2017-2019 performance cycle and 2018-2020 performance cycle are $189,844 and $442,969, respectively.

In addition to Mr. Bauer’s award of RSUs under the 2019 LTIP, he will receive an award of 150,000 non-qualified stock options (NQSOs) that will cliff vest on March 25, 2022 and have a 10-year term. These 150,000 NQSOs will be divided into four groups of 37,500 NQSOs each. The exercise price of the first group of NQSOs will be $7.00 per share, the exercise price of the second group of NQSOs will be $8.50 per share, the exercise price of the third group of NQSOs will be $10.00 per share, and the exercise price of the fourth group of NQSOs will be $11.50 per share.
In recognition of the fact that Mr. Bauer will be relocating from Wisconsin to the Toledo, Ohio area, he will be eligible for relocation assistance under the Company’s Senior Executive Relocation Policy.
Mr. Bauer will not be a party to an employment agreement, but he will be eligible for benefits under the Company’s Executive Severance Compensation Policy. Under that policy, if the Company were to terminate Mr. Bauer’s employment without cause, he would be eligible to receive (a) cash severance for a period (the “Severance Period”) of 24 months post-employment, (b) a lump sum in cash equal to two (2) times his target annual incentive under the Company’s Senior Management Incentive Plan (SMIP) for the year in which termination occurs, and (c) his annual incentive actually earned under the SMIP for the year in which termination occurs, prorated to the date of termination. Mr. Bauer also would be entitled to medical, prescription drug and dental benefits during the Severance Period, provided that he pays the active-employee contributions for these benefits, and outplacement services for the duration of the Severance Period.
Pursuant to a change in control agreement, Mr. Bauer also will be eligible for severance benefits if his employment is terminated by the Company without cause or by him for good reason in connection with a change in control. A termination is considered to be “in connection with” a change in control if the termination occurs within two years following a change in control or within six months before a change in control. The benefits for which Mr. Bauer will be eligible include: (a) a lump sum cash severance payment in an amount equal to three (3) times the sum of his annual base salary in effect at the time of termination and his target annual incentive under the SMIP, (b) his annual incentive for the year in which the date of termination occurs, based on actual performance and prorated to the date of termination, (c) automatic vesting of unvested RSUs and NQSOs as of the date of termination, (d) continuation of medical, prescription drug, dental and life insurance benefits for a period of 24 months following the date of termination or until such earlier time as he receives medical or life insurance coverage through a future employer (with Mr. Bauer continuing to pay the employee portion of costs on a monthly basis), (d) financial planning services at a cost to the Company not to exceed $10,000, and (e) executive outplacement services at a cost to the Company not to exceed 15% of his annual base salary in effect at the time of termination.
In addition, the terms of award agreements under which the awards of the RSUs and NQSOs described above will be made to Mr. Bauer provide that, if the Company terminates Mr. Bauer’s employment without cause, RSUs and NQSOs that are scheduled to vest within one (1) year of the date of termination will be accelerated. If, in connection with a change in control, the Company terminates Mr. Bauer’s employment without cause or Mr. Bauer terminates his employment for good reason, all unvested RSUs and NQSOs will be accelerated. Additionally, the terms of award agreements relating to the performance cash components of our 2017 LTIP (for the 2017-2019 performance cycle), 2018 LTIP (for the 2018-2020 performance cycle) and 2019 LTIP (for the 2019-2021 performance cycle) provide that, if the Company terminates Mr. Bauer’s employment without cause, he will be paid the amount actually earned, prorated to the date of termination and paid between January 1 and March 15 of the year following the conclusion of the applicable performance cycle.
(c)With respect to Mr. Foley, he will continue to be paid his current salary as Chief Executive Officer through March 31, 2019. For his service as executive chairman, he will be paid an annual salary of $232,000. He will not be eligible to participate in the SMIP or LTIP in his role as executive chairman.

Item 9.01 Financial Statements and Exhibits.

d)	The following exhibits are being filed herewith:

Exhibit No.	Description
10.1	Executive Severance Compensation Policy, revised effective March 1, 2019.

10.2	Form of Change in Control Agreement dated as of March 25, 2019 between Libbey Inc. and Michael P. Bauer.

99.1	Text of press release dated March 12, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Libbey Inc. Registrant
Date: March 12, 2019	By:	/s/ Susan Allene Kovach
Susan Allene Kovach
Senior Vice President, General Counsel & Secretary

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